Exhibit 99.1

Media Contact	February 23, 2016
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Crissy Carlisle, 205-970-5860
crissy.carlisle@healthsouth.com

HealthSouth Reports Results for Fourth Quarter and Full Year 2015
Strong Revenue and Volume Growth in Both Segments
Strong Free Cash Flow Generation
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services, today reported its results of operations for the fourth quarter and year ended December 31, 2015.
“The fourth quarter was a solid conclusion to 2015 that established a firm foundation for continued growth in 2016 and beyond,” said Jay Grinney, HealthSouth President and Chief Executive Officer. “We were very pleased with the strong organic growth in both segments and the contributions from the rehabilitation hospitals acquired from Reliant Hospital Partners and the home health and hospice agencies acquired from CareSouth Health System in the fourth quarter. Most importantly, we generated $83 million of adjusted free cash flow in the quarter, which brought full-year adjusted free cash flow to $389 million, a 25% increase over full-year 2014.”

Fourth Quarter Results
Consolidated Results

•
The Company's consolidated net operating revenues increased by $265.9 million, or 43.3%, in the fourth quarter of 2015 compared to the fourth quarter of 2014. This increase primarily resulted from strong volume growth in both of the Company's operating segments and included the effect of the Company's acquisitions of Encompass Home Health and Hospice (“Encompass”) on December 31, 2014, Reliant Hospital Partners, LLC and affiliated entities (“Reliant”) on October 1, 2015, and CareSouth Health System, Inc. (“CareSouth”) on November 2, 2015.

•
Income from continuing operations attributable to HealthSouth per diluted share (see attached supplemental information) for the fourth quarter of 2015 was $0.48 per diluted share compared to $0.41 per diluted share for the same quarter of 2014.

•
Cash flows provided by operating activities were $116.6 million for the fourth quarter of 2015 compared to $70.2 million for the fourth quarter of 2014. This increase primarily resulted from revenue growth. Cash flows provided by operating activities for the fourth quarter of 2015 were also impacted by higher cash interest expense due to the debt used to fund the acquisitions of Encompass, Reliant, and CareSouth.

•	Adjusted EBITDA (see attached supplemental information) for the fourth quarter of 2015 was $191.5 million compared to $140.8 million for the fourth quarter of 2014, an increase of 36.0%.

•
Adjusted free cash flow (see attached supplemental information) for the fourth quarter of 2015 was $83.0 million compared to $45.4 million for the fourth quarter of 2014, an increase of 82.8%, primarily due to the Company's growth in Adjusted EBITDA. Adjusted free cash flow in the fourth quarter of 2015 included increased cash interest expense related to acquisitions.

1

Inpatient Rehabilitation Segment Results

•
Net operating revenues for the inpatient rehabilitation segment were $725.9 million for the fourth quarter of 2015 compared to $605.8 million for the fourth quarter of 2014, an increase of 19.8%. This increase was attributable to an 18.6% increase in patient discharges and a 1.1% increase in net patient revenue per discharge. Discharge growth included a 3.0% increase in same-store discharges. Discharge growth from new stores resulted from three de novo hospitals that opened in the fourth quarter of 2014 (Altamonte Springs, Florida; Newnan, Georgia; and Middletown, Delaware) and one de novo hospital that opened in December 2015 (Franklin, Tennessee), the Company's acquisitions of Reliant (October 2015), Quillen Rehabilitation Hospital in Johnson City, Tennessee (November 2014) and Cardinal Hill Rehabilitation Hospital in Lexington, Kentucky (May 2015), and the Company's joint venture with Memorial Health in Savannah, Georgia (April 2015).

•
Adjusted EBITDA (see attached supplemental information) from the inpatient rehabilitation segment for the fourth quarter of 2015 was $189.9 million compared to $162.2 million for the fourth quarter of 2014, an increase of 17.1%. Adjusted EBITDA for the inpatient rehabilitation segment for the fourth quarter of 2015 was impacted by continued year-over-year increases in group medical and bad debt expenses.

Home Health and Hospice Segment Results
The Company's home health and hospice segment reported $153.4 million of net operating revenues and $26.5 million of Adjusted EBITDA for the fourth quarter of 2015. The results of operations for the home health and hospice segment in 2014 included only HealthSouth's legacy hospital-based home health agencies. The increase in net operating revenues and Adjusted EBITDA (see attached supplemental information) for the Company's home health and hospice segment in 2015 resulted from its acquisition of Encompass on December 31, 2014, as well as the acquisition of CareSouth on November 2, 2015.
Within Encompass, revenue and volume growth were driven both by locations Encompass owned prior to 2014 and those Encompass acquired during 2014. In the fourth quarter of 2015, for those locations Encompass owned prior to 2014, admissions increased 18.6% and episodes increased 15.2%, all as compared to the fourth quarter of 2014. This growth included volumes resulting from Encompass' integration of HealthSouth's legacy home health agencies that were relocated or merged into existing Encompass locations (i.e., market consolidations).
Capital Structure Transactions
Repurchases of Common Stock
During the fourth quarter of 2015, the Company repurchased 1,360,974 shares of its common stock for approximately $47 million in the open market. As of December 31, 2015, the Company had a remaining repurchase authorization of approximately $160 million.
Redemption of Senior Notes
In September 2015, the Company's 7.75% Senior Notes due 2022 (the “2022 Notes”) became fully callable.
In November 2015, the Company redeemed $50 million of the outstanding principal amount of the 2022 Notes. Pursuant to the terms of these notes, this optional redemption was made at a price of 103.875%, which resulted in a total cash outlay of approximately $52 million. The redemption was funded using a draw under the Company's revolving credit facility. As a result of this redemption, the Company recorded a $2.4 million loss on early extinguishment of debt in the fourth quarter of 2015.
In February 2016, the Company gave notice of its intent to redeem an additional $50 million of the outstanding principal amount of the 2022 Notes. This optional redemption also will be made at a price of 103.875%. The Company plans to use cash on hand and capacity under its revolving credit facility to fund the redemption, which is expected to close in March 2016. As a result of this redemption, the Company expects to record an approximate $2 million loss on early extinguishment of debt in the first quarter of 2016.
The above redemptions are expected to result in cash interest savings of approximately $4 million in 2016. After the March 2016 redemption, the Company will have approximately $126 million of the 2022 Notes outstanding.

2

Full-Year Consolidated Results

•
The Company's consolidated net operating revenues increased by $757.0 million, or 31.5%, in 2015 compared to 2014. This increase primarily resulted from strong volume growth in both of the Company's operating segments and included the effect of the Company's acquisitions of Encompass, Reliant, and CareSouth.

•
Income from continuing operations attributable to HealthSouth per diluted share (see attached supplemental information) for 2015 was $1.92 per diluted share compared to $2.24 per diluted share for 2014.

•
Cash flows provided by operating activities were $484.8 million for 2015 compared to $444.9 million for 2014. This increase primarily resulted from revenue growth. Cash flows provided by operating activities in 2015 were also impacted by increased cash interest expense and higher working capital, as discussed below.

•	Adjusted EBITDA (see attached supplemental information) for 2015 was $682.5 million compared to $577.6 million for 2014, an increase of 18.2%.

•
Adjusted free cash flow (see attached supplemental information) for 2015 was $389.0 million compared to $311.3 million for 2014, an increase of 25.0%, primarily due to the Company's growth in Adjusted EBITDA. Adjusted free cash flow for 2015 also included higher cash interest expense due to acquisitions and higher working capital mainly attributable to growth in accounts receivable due to additional claims denials and continued delays at the administrative law judge hearing level.

“Our 2015 results provide further evidence of the strength and consistency of our free cash flow generation,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “Our priorities for free cash flow allocation in 2016 are to pursue core growth opportunities in both segments, selectively prepay debt, and continue to fund shareholder distributions. The magnitude of our free cash flow facilitates deployment across all of these alternatives.”
2016 Guidance
In a Current Report on Form 8-K dated January 11, 2016, the Company provided its initial guidance ranges for 2016. The Company is confirming the following net operating revenues and Adjusted EBITDA guidance ranges for 2016 and updating its 2016 guidance range for adjusted earnings per share:
Net Operating Revenues: $3,550 million to $3,650 million
Adjusted EBITDA: $765 million to $785 million
Adjusted Earnings per Share: $2.32 to $2.44 per diluted share
The Company is transitioning from providing guidance on earnings per share, a measure in accordance with generally accepted accounting principles in the United States of America (“GAAP”), to adjusted earnings per share, a non-GAAP measure. A calculation of adjusted earnings per share for the fourth quarters and years ended December 31, 2015 and 2014 is included in the supplemental data attached to this release.
The Company's adjusted earnings per share guidance was increased from a range of $2.28 to $2.40 (provided on January 11, 2016) to the above range of $2.32 to $2.44 primarily based on the Company's updated depreciation and amortization expense estimates resulting from purchase accounting adjustments related to the acquisitions of Reliant and CareSouth. Adjusted earnings per share guidance assumes an effective income tax rate of approximately 41% (using pre-tax income from continuing operations attributable to HealthSouth) and a diluted share count of approximately 101 million shares.
For additional considerations regarding the Company's 2016 guidance ranges, see the supplemental slides posted on the Company's website at http://investor.healthsouth.com.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Wednesday, February 24, 2016 to discuss its results for the fourth quarter of 2015. For reference during the call, the Company will post certain supplemental slides at http:// investor.healthsouth.com. The conference call may be accessed by dialing 877 587-6761 and giving the pass code 26663099. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at

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http://investor.healthsouth.com by clicking on an available link. An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”), when filed, as well as the Company's Current Report on Form 8-K filed on February 23, 2016. In addition, the Company will post supplemental slides today on its website at http://investor.healthsouth.com for reference during its February 24, 2016 earnings call.
When filed, the 2015 Form 10-K can be found on the Company's website at http://investor.healthsouth.com and the SEC's website at www.sec.gov.

4

HealthSouth Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
	(In Millions)
Net operating revenues	$879.3	$613.4	$3,162.9	$2,405.9
Less: Provision for doubtful accounts	(14.0)	(6.6)	(47.2)	(31.6)
Net operating revenues less provision for doubtful accounts	865.3	606.8	3,115.7	2,374.3
Operating expenses:
Salaries and benefits	466.8	300.3	1,670.8	1,161.7
Other operating expenses	118.0	91.4	432.1	351.6
Occupancy costs	16.8	10.5	53.9	41.6
Supplies	34.6	29.9	128.7	111.9
General and administrative expenses	36.0	36.4	133.3	124.8
Depreciation and amortization	41.4	27.5	139.7	107.7
Government, class action, and related settlements	(0.5)	(0.9)	7.5	(1.7)
Professional fees—accounting, tax, and legal	0.3	1.7	3.0	9.3
Total operating expenses	713.4	496.8	2,569.0	1,906.9
Loss on early extinguishment of debt	2.4	13.2	22.4	13.2
Interest expense and amortization of debt discounts and fees	44.6	25.7	142.9	109.2
Other income	(1.3)	(1.1)	(5.5)	(31.2)
Equity in net income of nonconsolidated affiliates	(2.4)	(1.9)	(8.7)	(10.7)
Income from continuing operations before income tax expense	108.6	74.1	395.6	386.9
Provision for income tax expense	43.5	19.3	141.9	110.7
Income from continuing operations	65.1	54.8	253.7	276.2
Income (loss) from discontinued operations, net of tax	0.7	2.7	(0.9)	5.5
Net income	65.8	57.5	252.8	281.7
Less: Net income attributable to noncontrolling interests	(18.8)	(15.4)	(69.7)	(59.7)
Net income attributable to HealthSouth	47.0	42.1	183.1	222.0
Less: Convertible perpetual preferred stock dividends	—	(1.6)	(1.6)	(6.3)
Net income attributable to HealthSouth common shareholders	$47.0	$40.5	$181.5	$215.7

(Continued)	5

HealthSouth Corporation and Subsidiaries
Consolidated Statements of Operations (Continued)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
	(In Millions, Except per Share Data)
Weighted average common shares outstanding:
Basic	90.1	86.6	89.4	86.8
Diluted	100.6	100.8	101.0	100.7

Basic earnings (loss) per share attributable to HealthSouth common shareholders:
Continuing operations	$0.51	$0.43	$2.03	$2.40
Discontinued operations	0.01	0.03	(0.01)	0.06
Net income	$0.52	$0.46	$2.02	$2.46

Diluted earnings (loss) per share attributable to HealthSouth common shareholders:
Continuing operations	$0.48	$0.41	$1.92	$2.24
Discontinued operations	0.01	0.03	(0.01)	0.05
Net income	$0.49	$0.44	$1.91	$2.29

Cash dividends per common share	$0.23	$0.21	$0.88	$0.78

Amounts attributable to HealthSouth:
Income from continuing operations	$46.3	$39.4	$184.0	$216.5
Income (loss) from discontinued operations, net of tax	0.7	2.7	(0.9)	5.5
Net income attributable to HealthSouth	$47.0	$42.1	$183.1	$222.0

6

HealthSouth Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	As of December 31,
	2015	2014
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$61.6	$66.7
Restricted cash	45.9	45.6
Accounts receivable, net of allowance for doubtful accounts of $39.3 in 2015; $22.2 in 2014	410.5	323.2
Deferred income tax assets	—	188.4
Prepaid expenses and other current assets	80.7	62.7
Total current assets	598.7	686.6
Property and equipment, net	1,310.1	1,019.7
Goodwill	1,890.1	1,084.0
Intangible assets, net	419.4	306.1
Deferred income tax assets	190.8	129.4
Other long-term assets	197.0	162.5
Total assets	$4,606.1	$3,388.3
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$36.8	$20.8
Accounts payable	61.6	53.4
Accrued payroll	126.2	123.3
Accrued interest payable	29.7	21.2
Other current liabilities	172.1	145.6
Total current liabilities	426.4	364.3
Long-term debt, net of current portion	3,134.7	2,090.4
Self-insured risks	101.6	98.7
Other long-term liabilities	43.0	37.5
	3,705.7	2,590.9
Commitments and contingencies
Convertible perpetual preferred stock	—	93.2
Redeemable noncontrolling interests	121.1	84.7
Shareholders’ equity:
HealthSouth shareholders’ equity	611.4	473.2
Noncontrolling interests	167.9	146.3
Total shareholders' equity	779.3	619.5
Total liabilities and shareholders’ equity	$4,606.1	$3,388.3

7

HealthSouth Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
	2015	2014
	(In Millions)
Cash flows from operating activities:
Net income	$252.8	$281.7
Loss (income) from discontinued operations, net of tax	0.9	(5.5)
Adjustments to reconcile net income to net cash provided by operating activities —
Provision for doubtful accounts	47.2	31.6
Provision for government, class action, and related settlements	7.5	(1.7)
Depreciation and amortization	139.7	107.7
Amortization of debt-related items	14.3	12.7
Loss on early extinguishment of debt	22.4	13.2
Equity in net income of nonconsolidated affiliates	(8.7)	(10.7)
Distributions from nonconsolidated affiliates	7.7	12.6
Stock-based compensation	26.2	23.9
Deferred tax expense	127.1	97.4
Gain on consolidation of Fairlawn	—	(27.2)
Other	(0.6)	4.8
(Increase) decrease in assets, net of acquisitions—
Accounts receivable	(134.1)	(91.6)
Prepaid expenses and other assets	(9.6)	6.5
Increase (decrease) in liabilities, net of acquisitions—
Accounts payable	0.9	5.4
Other liabilities	(4.3)	(10.4)
Premium received on bond issuance	9.8	6.3
Premium paid on redemption of bonds	(13.7)	(10.6)
Net cash used in operating activities of discontinued operations	(0.7)	(1.2)
Total adjustments	231.1	168.7
Net cash provided by operating activities	484.8	444.9

(Continued)	8

HealthSouth Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	For the Year Ended December 31,
	2015	2014
	(In Millions)
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(985.1)	(694.8)
Purchases of property and equipment	(128.4)	(170.9)
Capitalized software costs	(28.1)	(17.0)
Proceeds from sale of restricted investments	0.2	0.3
Proceeds from sale of marketable securities	12.8	—
Purchases of restricted investments	(7.1)	(3.5)
Net change in restricted cash	2.7	6.8
Other	2.7	2.2
Net cash provided by investing activities of discontinued operations	0.5	—
Net cash used in investing activities	(1,129.8)	(876.9)
Cash flows from financing activities:
Principal borrowings on term loan facilities	250.0	450.0
Proceeds from bond issuance	1,400.0	175.0
Principal payments on debt, including pre-payments	(597.4)	(302.6)
Borrowings on revolving credit facility	540.0	440.0
Payments on revolving credit facility	(735.0)	(160.0)
Principal payments under capital lease obligations	(11.0)	(6.1)
Debt amendment and issuance costs	(31.9)	(6.5)
Repurchase of common stock, including fees and expenses	(45.3)	(43.1)
Dividends paid on common stock	(77.2)	(65.8)
Dividends paid on convertible perpetual preferred stock	(3.1)	(6.3)
Distributions paid to noncontrolling interests of consolidated affiliates	(54.4)	(54.1)
Proceeds from exercising stock warrants	—	6.3
Other	5.2	7.4
Net cash provided by financing activities	639.9	434.2
(Decrease) increase in cash and cash equivalents	(5.1)	2.2
Cash and cash equivalents at beginning of year	66.7	64.5
Cash and cash equivalents at end of year	$61.6	$66.7

9

HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD
	Q4 2015		Q4 2014
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$191.5		$140.8
Interest expense and amortization of debt discounts and fees	(44.6)		(25.7)
Depreciation and amortization	(41.4)		(27.5)
Stock-based compensation expense	(4.4)		(4.6)
Noncash loss on disposal of assets	(2.4)		(1.0)
	98.7		82.0
Certain nonrecurring expenses:
Government, class action, and related settlements	0.5		0.9
Professional fees—accounting, tax, and legal	(0.3)		(1.7)
Loss on early extinguishment of debt	(2.4)		(13.2)
Transaction costs	(6.7)		(9.3)
Pre-tax income	89.8		58.7
Income tax expense (1)	(43.5)	(2)	(19.3)	(3)
Income from continuing operations (4)	$46.3		$39.4

Basic shares	90.1		86.6
Diluted shares	100.6		100.8

Basic earnings per share (4)	$0.51		$0.43
Diluted earnings per share (4)	$0.48		$0.41

(1)	Current income tax expense for the three months ended December 31, 2015 and 2014 was $4.4 million and $3.5 million, respectively.

(2)	The Company's effective income tax rate was higher than the statutory rate due to an increase in the Company's valuation allowance related to certain state net operating losses.

(3)	The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn.

(4)	Income from continuing operations attributable to HealthSouth

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	YTD
	2015		2014
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$682.5		$577.6
Interest expense and amortization of debt discounts and fees	(142.9)		(109.2)
Depreciation and amortization	(139.7)		(107.7)
Stock-based compensation expense	(26.2)		(23.9)
Noncash loss on disposal of assets or impairment of assets	(2.6)		(6.7)
	371.1		330.1
Certain nonrecurring expenses:
Government, class action, and related settlements	(7.5)		1.7
Professional fees—accounting, tax, and legal	(3.0)		(9.3)
Loss on early extinguishment of debt	(22.4)		(13.2)
Gain on consolidation of Fairlawn Rehabilitation Hospital	—		27.2
Transaction costs	(12.3)		(9.3)
Pre-tax income	325.9		327.2
Income tax expense (1)	(141.9)	(2)	(110.7)	(3)
Income from continuing operations (4)	$184.0		$216.5

Basic shares	89.4		86.8
Diluted shares	101.0		100.7

Basic earnings per share (4)	$2.03		$2.40
Diluted earnings per share (4)	$1.92		$2.24

(1)	Current income tax expense for the year ended December 31, 2015 and 2014 was $14.8 million and $13.3 million, respectively.

(2)	The Company's effective income tax rate was higher than the statutory rate due to an increase in the Company's valuation allowance related to certain state net operating losses.

(3)	The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn.

(4)	Income from continuing operations attributable to HealthSouth

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4		Full Year
	2015	2014	2015	2014

Earnings per share, as reported	$0.48	$0.41	$1.92	$2.24
Adjustments, net of tax:
Government, class action, and related settlements	—	(0.01)	0.04	(0.01)
Professional fees — accounting, tax, and legal	—	0.01	0.02	0.06
Income tax valuation allowance and other tax adjustments	0.05	(0.10)	0.05	(0.07)
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	—	—	(0.30)
Transaction costs	0.05	0.07	0.08	0.07
Loss on early extinguishment of debt	0.01	0.08	0.13	0.08
Adjusted earnings per share*	$0.59	$0.47	$2.24	$2.06

* Adjusted EPS may not sum due to rounding.

12

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2015
		Adjustments
	As Reported	Gov’t, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation Allowance & Other Adj.	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$191.5	$—	$—	$—	$—	$—	$191.5
Depreciation and amortization	(41.4)	—	—	—	—	—	(41.4)
Government, class action, and related settlements	0.5	(0.5)	—	—	—	—	—
Professional fees - accounting, tax, and legal	(0.3)	—	0.3	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	—	—	2.4	—
Interest expense and amortization of debt discounts and fees	(44.6)	—	—	—	—	—	(44.6)
Stock-based compensation	(4.4)	—	—	—	—	—	(4.4)
Loss on disposal or impairment of assets	(2.4)	—	—	—	—	—	(2.4)
Reliant/CareSouth transaction costs	(6.7)	—	—	—	6.7	—	—
Income from continuing operations before income tax expense	89.8	(0.5)	0.3	—	6.7	2.4	98.7
Provision for income tax expense	(43.5)	0.2	(0.1)	4.7	(2.1)	(1.0)	(41.8)
Income from continuing operations attributable to HealthSouth	$46.3	$(0.3)	$0.2	$4.7	$4.6	$1.4	$56.9
Add: Interest on convertible debt, net of tax	2.4						2.4
Numerator for diluted earnings per share	$48.7						$59.3

Diluted earnings per share from continuing operations**	$0.48	$—	$—	$0.05	$0.05	$0.01	$0.59
Diluted shares used in calculation	100.6

*Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

13

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2014
		Adjustments
	As Reported	Gov’t, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation & Other Adj.	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$140.8	$—	$—	$—	$—	$—	$140.8
Depreciation and amortization	(27.5)	—	—	—	—	—	(27.5)
Government, class action, and related settlements	0.9	(0.9)	—	—	—	—	—
Professional fees - accounting, tax, and legal	(1.7)	—	1.7	—	—	—	—
Loss on early extinguishment of debt	(13.2)	—	—	—	—	13.2	—
Interest expense and amortization of debt discounts and fees	(25.7)	—	—	—	—	—	(25.7)
Stock-based compensation	(4.6)	—	—	—	—	—	(4.6)
Loss on disposal or impairment of assets	(1.0)	—	—	—	—	—	(1.0)
Encompass transaction costs	(9.3)	—	—	—	9.3	—	—
Income from continuing operations before income tax expense	58.7	(0.9)	1.7	—	9.3	13.2	82.0
Provision for income tax expense	(19.3)	0.4	(0.7)	(9.7)	(2.5)	(5.3)	(37.1)
Income from continuing operations attributable to HealthSouth	$39.4	$(0.5)	$1.0	$(9.7)	$6.8	$7.9	$44.9
Add: Interest on convertible debt, net of tax	2.2						2.2
Numerator for diluted earnings per share	$41.6						$47.1

Diluted earnings per share from continuing operations**	$0.41	$(0.01)	$0.01	$(0.10)	$0.07	$0.08	$0.47
Diluted shares used in calculation	100.8

*Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

14

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2015
		Adjustments
	As Reported	Gov’t, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation Allowance & Other Adj.	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$682.5	$—	$—	$—	$—	$—	$682.5
Depreciation and amortization	(139.7)	—	—	—	—	—	(139.7)
Government, class action, and related settlements	(7.5)	7.5	—	—	—	—	—
Professional fees - accounting, tax, and legal	(3.0)	—	3.0	—	—	—	—
Loss on early extinguishment of debt	(22.4)	—	—	—	—	22.4	—
Interest expense and amortization of debt discounts and fees	(142.9)	—	—	—	—	—	(142.9)
Stock-based compensation	(26.2)	—	—	—	—	—	(26.2)
Loss on disposal or impairment of assets	(2.6)	—	—	—	—	—	(2.6)
Reliant/CareSouth transaction costs	(12.3)	—	—	—	12.3	—	—
Income from continuing operations before income tax expense	325.9	7.5	3.0	—	12.3	22.4	371.1
Provision for income tax expense	(141.9)	(3.0)	(1.2)	4.7	(4.1)	(9.0)	(154.5)
Income from continuing operations attributable to HealthSouth	$184.0	$4.5	$1.8	$4.7	$8.2	$13.4	$216.6
Add: Interest on convertible debt, net of tax	9.4						9.4
Numerator for diluted earnings per share	$193.4						$226.0

Diluted earnings per share from continuing operations**	$1.92	$0.04	$0.02	$0.05	$0.08	$0.13	$2.24
Diluted shares used in calculation	101.0

*Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

15

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2014
		Adjustments
	As Reported	Gov't, Class Action, and Related Settlements	Pro. Fees - Acct, Tax, and Legal	Transaction Costs	Gain on Consolidation of Fairlawn Rehabilitation Hospital	Loss on Early Exting. of Debt	Income Tax Valuation Adjustment	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$577.6	$—	$—	$—	$—	$—	$—	$577.6
Depreciation and amortization	(107.7)	—	—	—	—	—	—	(107.7)
Government, class action, and related settlements	1.7	(1.7)	—	—	—	—	—	—
Professional fees - accounting, tax, and legal	(9.3)	—	9.3	—	—	—	—	—
Loss on early extinguishment of debt	(13.2)	—	—	—	—	13.2	—	—
Interest expense and amortization of debt discounts and fees	(109.2)	—	—	—	—	—	—	(109.2)
Stock-based compensation	(23.9)	—	—	—	—	—	—	(23.9)
Loss on disposal or impairment of assets	(6.7)	—	—	—	—	—	—	(6.7)
Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2	—	—	—	(27.2)	—	—	—
Encompass transaction costs	(9.3)	—	—	9.3	—	—	—	—
Income from continuing operations before income tax expense	327.2	(1.7)	9.3	9.3	(27.2)	13.2	—	330.1
Provision for income tax expense	(110.7)	0.7	(3.7)	(2.5)	(3.0)	(5.3)	(7.4)	(131.9)
Income from continuing operations attributable to HealthSouth	$216.5	$(1.0)	$5.6	$6.8	$(30.2)	$7.9	$(7.4)	$198.2
Add: Interest on convertible debt, net of tax	9.0							9.0
Numerator for diluted earnings per share	$225.5							$207.2

Diluted earnings per share from continuing operations**	$2.24	$(0.01)	$0.06	$0.07	$(0.30)	$0.08	$(0.07)	$2.06
Diluted shares used in calculation	100.7

*Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
	(In Millions)
Net income	$65.8	$57.5	$252.8	$281.7
(Income) loss from discontinued operations, net of tax, attributable to HealthSouth	(0.7)	(2.7)	0.9	(5.5)
Provision for income tax expense	43.5	19.3	141.9	110.7
Interest expense and amortization of debt discounts and fees	44.6	25.7	142.9	109.2
Loss on early extinguishment of debt	2.4	13.2	22.4	13.2
Professional fees—accounting, tax, and legal	0.3	1.7	3.0	9.3
Government, class action, and related settlements	(0.5)	(0.9)	7.5	(1.7)
Net noncash loss on disposal or impairment of assets	2.4	1.0	2.6	6.7
Depreciation and amortization	41.4	27.5	139.7	107.7
Stock-based compensation expense	4.4	4.6	26.2	23.9
Net income attributable to noncontrolling interests	(18.8)	(15.4)	(69.7)	(59.7)
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	—	—	(27.2)
Reliant and CareSouth transaction costs	6.7	—	12.3	—
Encompass transaction costs	—	9.3	—	9.3
Adjusted EBITDA	$191.5	$140.8	$682.5	$577.6

17

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In Millions)
Net cash provided by operating activities	$116.6	$70.2	$484.8	$444.9
Impact of discontinued operations	(0.1)	0.2	0.7	1.2
Net cash provided by operating activities of continuing operations	116.5	70.4	485.5	446.1
Capital expenditures for maintenance	(27.1)	(26.1)	(83.1)	(92.0)
Dividends paid on convertible perpetual preferred stock	—	(1.6)	(3.1)	(6.3)
Distributions paid to noncontrolling interests of consolidated affiliates	(14.8)	(14.5)	(54.4)	(54.1)
Nonrecurring items:
Premium received on bond issuance	—	—	(9.7)	(6.3)
Premium paid on redemption of bonds	1.9	10.6	13.7	10.6
Encompass transaction costs and related assumed liabilities	—	2.0	17.9	2.0
Reliant/CareSouth transaction costs	6.5	—	10.4	—
Cash paid for:
Professional fees—accounting, tax, and legal	0.3	1.3	4.1	8.6
Government, class action, and related settlements	(0.3)	3.3	7.7	2.7
Adjusted free cash flow	$83.0	$45.4	$389.0	$311.3

For the three months ended December 31, 2015, net cash used in investing activities was $950.4 million and resulted primarily from the acquisitions of Reliant and CareSouth. Net cash provided by financing activities during the three months ended December 31, 2015 was $93.8 million and resulted primarily from funding of the acquisitions of Reliant and CareSouth.
For the three months ended December 31, 2014, net cash used in investing activities was $713.6 million and resulted primarily from the acquisition of Encompass. Net cash provided by financing activities during the three months ended December 31, 2014 was $438.8 million and resulted primarily from draws under the revolving and expanded term loan facilities of the Company's credit agreement to fund the acquisition of Encompass offset by the redemption of the Company's existing 7.25% Senior Notes due 2018.
For the year ended December 31, 2015, net cash used in investing activities was $1,129.8 million and resulted primarily from the acquisitions of Reliant and CareSouth. Net cash provided by financing activities during the year ended December 31, 2015 was $639.9 million and resulted primarily from net debt issuances associated with the funding of the Reliant acquisition.
For the year ended December 31, 2014, net cash used in investing activities was $876.9 million and resulted primarily from the acquisition of Encompass. Net cash provided by financing activities during the year ended December 31, 2014 was $434.2 million and resulted primarily from draws under the revolving and expanded term loan facilities of the Company's credit agreement to fund the acquisition of Encompass offset by the redemption of the Company's existing 7.25% Senior Notes due 2018.

18

HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to the financial guidance, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth’s plan to repurchase its debt or equity securities, dividend strategies or payments, effective income tax rates, HealthSouth’s business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth’s common or preferred stock as it affects the Company’s willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS‑OIG investigations and any matters related to yet undiscovered issues, if any, at Encompass, Reliant, or CareSouth; any adverse effects on HealthSouth’s stock price resulting from the integration of Encompass, Reliant, or CareSouth; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth’s information systems, including unauthorized access to or theft of patient or other sensitive information as well as unforeseen issues, if any, related to integration of Encompass’ systems; the ability to successfully integrate Encompass, Reliant, or CareSouth, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; HealthSouth’s ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in HealthSouth's ability to recover improperly denied claims through the administrative appeals process on a timely basis; HealthSouth's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth’s ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2015, when filed.

19